Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of 9,200,000 depositary shares, each representing a 1/1,000th interest in a share of its 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C (Liquidation Preference Equivalent to $25.00 per Depositary Share), under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-236742) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 24, 2021 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$25,093
Services of Independent Registered Public Accounting Firms	75,000
Transfer and Depositary Agent Fees	20,000
Listing and Filing Fees	5,000
Legal Fees and Expenses	500,000
Rating Agency Fees	478,000
Printing and Delivery Expenses	15,000
Miscellaneous Expenses	15,000
Total	$1,133,093